UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2018

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on January 15, 2018 (the “Petition Date”), EXCO Resources, Inc. (the “Company”) and certain of its subsidiaries, including EXCO Services, Inc., EXCO Partners GP, LLC, EXCO GP Partners OLP, LP, EXCO Partners OLP GP, LLC, EXCO Operating Company, LP, EXCO Midcontinent MLP, LLC, EXCO Holding (Pa), Inc., EXCO Production Company (PA), LLC, EXCO Resources (XA), LLC, EXCO Production (WV), LLC, EXCO Land Company, LLC, EXCO Holding MLP, Inc., Raider Marketing, LP, Raider Marketing GP, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Bankruptcy Petitions are jointly administered by the Court (collectively, such chapter 11 cases, the “Chapter 11 Cases”) under the caption In Re EXCO Resources, Inc., Case No. 18-30155 (MI).

On the Petition Date, the Debtors filed a motion with the Court seeking approval of (a) a senior secured debtor-in possession revolving credit facility in an aggregate principal amount of $125,000,000 (the “Revolver A Facility”) and (b) a senior secured debtor-in-possession revolving credit facility in an aggregate principal amount of $125,000,000 (the “Revolver B Facility”, and together with the Revolver A Facility, the “DIP Facilities”). On January 18, 2018, the Court entered an interim order (the “Interim Order”) authorizing the Debtors to enter into the DIP Facilities. The Interim Order allows the Debtors to immediately access up to $180.4 million under the DIP Facilities and refinance the Debtors’ obligations outstanding under the RBL Credit Agreement (as defined below); however, both the DIP Facilities and the refinancing remain subject to entry of a final order by the Court (the “Final Order”).

Item 1.01.	Entry into a Material Definitive Agreement.

DIP Facilities

Pursuant to the Interim Order, on the January 22, 2018, the Debtors entered into a Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the lenders party thereto (the “DIP Lenders”), Hamblin Watsa Investment Counsel Ltd., as administrative agent (the “DIP Agent”), and the Debtors.

All amounts outstanding under the DIP Facilities bear interest at a customary adjusted LIBO Rate plus 4.00% per annum. During the continuance of an event of default, the outstanding amounts under the DIP Facilities bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Borrowings under the DIP Credit Agreement are subject to a borrowing base based on the value of the Debtors’ oil and gas reserves. Beginning on January 1, 2019, the borrowing base will be subject to adjustment semi-annually, on April 1 and October 1 of each year. The initial borrowing base under the DIP Facilities is $250,000,000.

Use of Proceeds

The proceeds of the DIP Facilities may be used in accordance with the DIP Credit Agreement to (i) repay obligations outstanding under the Company’s Senior Secured Reserve-Based Revolving Credit Agreement (as amended, supplemented or modified from time to time, the “RBL Credit Agreement”), dated as of July 31, 2013, by and among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time, (ii) pay for operating expenses incurred during the Chapter 11 Cases subject to a budget provided to the DIP Lenders under the DIP Credit Agreement, (iii) pay for certain transaction costs, fees and expenses and (iv) pay for certain other costs and expenses of administering the Chapter 11 Cases.

The Company used approximately $104 million of the proceeds provided through the DIP Facilities to refinance all obligations outstanding under the RBL Credit Agreement (the “RBL Refinancing”). Under the DIP Credit Agreement, approximately $23.99 million of outstanding letters of credit were deemed issued under the Revolver A Facility, and approximately $21.6 million of loans outstanding under the RBL Agreement were deemed exchanged for loans under the Revolver B Facility. Under the Interim Order, the RBL Refinancing is subject to a challenge and review period that expires on the date of the Court hearing on the Final Order (the “RBL Challenge Period”), subject to extensions granted by the administrative agent under the RBL Credit Agreement and the Court. Upon the expiration of the RBL Challenge Period, the obligations under the RBL Credit Agreement will be fully and indefeasibly discharged, and the RBL Credit Agreement will terminate in accordance with its terms.

Priority and Collateral

The DIP Lenders and the DIP Agent, subject to the Carve-Out (as defined below) and the terms of the Interim Order, at all times: (i) are entitled to joint and several super-priority administrative expense claim status in the Chapter 11 cases; (ii) have a first priority lien on all assets of the Debtors; (iii) have a junior lien on any assets of the Debtors subject to a valid, perfected and non-avoidable lien as of the Petition Date, other than such liens securing the obligations under the RBL Credit Agreement, the Company’s 8.0% / 11.0% 1.5 Lien Senior Secured PIK Toggle Notes, the Company’s 1.75 Lien Term Loan Facility and the Company’s second lien term loan facility and (iv) have a first priority pledge of 100% of the stock and other equity interests in each of the Company’s direct and indirect subsidiaries. The Debtors’ obligations to the DIP Lenders and the liens and superpriority claims are subject in each case to a carve out (the “Carve-Out”) that accounts for certain administrative, court and legal fees payable in connection with the Chapter 11 Cases.

Affirmative and Negative Covenants

The DIP Facilities are subject to certain affirmative and negative covenants, including, among other covenants customary in similar reserve-based credit facilities and debtor-in-possession financings, reporting by the Company in the form of a budget and rolling 13-week cash flow forecasts, together with a reasonably detailed written explanation of all material variances from the budget.

Events of Default

The DIP Facilities contain certain customary events of default, including: (i) conversion of the Chapter 11 Cases to a Chapter 7 case; (ii) appointment of a trustee, examiner or receiver in the Chapter 11 cases; (iii) the Debtors’ failure to pursue a Court hearing no later than July 1, 2018 to consider the sale of all or substantially all of the Debtors’ assets; and (iv) the Final Order is not entered by the Court within 45 days of the Petition Date.

Maturity

The DIP Facilities will mature on the earliest of (a) 12 months from the initial borrowings, (b) the effective date of a plan of reorganization in the Chapter 11 Cases and (c) the date of termination of all revolving commitments and/or the acceleration of the obligations under the DIP Facilities following an event of default. At the Company’s option, and subject to certain conditions, the maturity of the DIP Facilities may be extended to the date that is 18 months from the initial borrowing date.

The foregoing description of the DIP Facilities is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the DIP Facilities, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the DIP Facilities set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 8.01.	Other Events.

Appointment of Administrative Agent: Second Lien Term Loan

On January 19, 2018, Wilmington Trust, National Association (“Wilmington Trust”), resigned as administrative agent under that certain Term Loan Agreement (the “Second Lien Credit Agreement”), dated as of October 19, 2015, by and among the Company, the guarantors party thereto and Wilmington Trust as administrative agent and collateral trustee, as amended. In conjunction with its resignation as administrative agent under the Second Lien Credit Agreement, Wilmington Trust also resigned as junior third lien collateral trustee under that certain Amended and Restated Collateral Trust Agreement (the “CTA”), dated as of October 26, 2015, and amended and restated as of March 15, 2017, by and among the Company, the grantors and guarantors from time to time party thereto, Wilmington Trust, in each of its capacities as administrative agent under the 1.75 Lien Term Loan Agreement, senior third lien collateral trustee, administrative agent to the Second Lien Credit Agreement, and junior third lien collateral trustee, and the other parity lien debt representatives from time to time party thereto.

The Company entered into an Instrument of Appointment and Acceptance (the “Instrument of Appointment”), dated and effective as of January 23, 2018, with Phoenix Investment Adviser LLC, in its capacity as investment advisor with authority to bind the lenders who hold one hundred percent (100%) of the outstanding principal amount due and owing under the Second Lien Credit Agreement (the “Lenders”) and GLAS Trust Company LLC (“GLAS”), in its capacity as successor administrative agent under the Second Lien Credit Agreement. The Instrument of Appointment provides that, upon satisfaction of the conditions set forth therein (1) the Lenders appoint GLAS as administrative agent under the Second Lien Credit Agreement, and (2) GLAS accepts its appointment as successor administrative agent, and shall be vested with all of the rights, powers, privileges and duties of the administrative agent under the Second Lien Credit Agreement and the other Loan Documents (as defined in the Second Lien Credit Agreement). Additionally, pursuant to the terms of the CTA, the Company is working with the Lenders, GLAS and Wilmington Trust to appoint a successor to Wilmington Trust as junior third lien collateral trustee under the CTA.

The foregoing description is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Instrument of Appointment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Debtor-In-Possession Credit Agreement, dated as of January 22, 2018 among Exco Resources, Inc., the Lenders party thereto, and Hamblin Watsa Investment Counsel Ltd., as Administrative Agent.

10.2	Instrument of Appointment and Acceptance, dated as of January 23, 2018, by and among EXCO Resources, Inc., Phoenix Investment Advisers LLC and GLAS Trust Company LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date: January 25, 2018	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary